CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated September 17, 2004, relating to the financial statements and financial highlights, which appear in the July 31, 2004 Annual Report to Shareholders of AIM Stock Funds (formerly known as INVESCO Stock Funds, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Other Service Providers” in such Registration Statement.

PricewaterhouseCoopers LLP

Houston, Texas

November 16, 2004